Exhibit 4.1
Execution Version

RURAL CELLULAR CORPORATION
FLOATING RATE SENIOR SUBORDINATED NOTES DUE 2013

INDENTURE
Dated as of May 30, 2007

Wells Fargo Bank, N.A.
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

     INDENTURE dated as of May 30, 2007 between Rural Cellular Corporation, a Minnesota corporation, and Wells Fargo Bank, N.A., a national banking association, as trustee.
     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Floating Rate Senior Subordinated Notes due 2013 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, other than Indebtedness that is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
     “Additional Senior Subordinated Exchange Debentures” means the senior subordinated exchange debentures that may be issued by the Company in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the Issue Date.
     “Adjusted Operating Cash Flow Ratio” of any Person means the Operating Cash Flow Ratio of such Person as adjusted to treat all Preferred Stock of such Person as Disqualified Stock.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; or
     (2) the excess of:
     (A) the present value at such redemption date of (i) the redemption price of the Note at June 1, 2008, (such redemption price being set forth in the table appearing in

Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 1, 2008, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
     (B) the principal amount of the note, if greater.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, on a consolidated basis, will be governed by the provisions of Section 4.15 and/or Section 5.01 hereof and not by the provisions of the Section 4.10 hereof; and
     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
     (2) a conveyance, sale, lease, disposition or transfer of assets between or among the Company and its Restricted Subsidiaries,
     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
     (4) the conveyance, sale, transfer, assignment, lease or other disposition of products, services, accounts receivable or assets or rights in the ordinary course of business and any sale, exchange or other disposition of assets that have become damaged, worn-out, used, obsolete uneconomical, unsuitable, surplus or otherwise not required for use in connection with the business of the Company or any of its Restricted Subsidiaries;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;
     (7) the Company and its Restricted Subsidiaries may, in the ordinary course of business exchange assets for either assets or Equity Interests in a Permitted Business, provided that (a) the assets or Equity Interests received have a Fair Market Value substantially equal to the assets exchanged and (b) the assets received by the Company are controlled by the Company with respect to voting rights and day-to-day operations, or the Equity Interests received by the Company represent a controlling interest in the total Voting Stock and day-to-day operations of a Person that is the issuer of such Equity Interests;

     (8) the Company and its Restricted Subsidiaries may make an exchange of assets where the Company and/or its Restricted Subsidiaries receive consideration for such assets at least 75% of which consists of (a) cash, (b) long-term assets (other than Capital Stock) at Fair Market Value that are used or useful in a Permitted Business, or (c) any combination thereof (it being understood that any net cash proceeds shall be treated as Net Proceeds);
     (9) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
     (10) the lease, assignment, licensing or sublease of any real or personal property in the ordinary course of business;
     (11) the sale of inventory in the ordinary course of business;
     (12) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (13) any issuance of employee stock options or stock awards pursuant to benefit plans in existence on the date of this Indenture; and
     (14) the granting of Liens not prohibited by this Indenture.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within six months after the date of acquisition; and
     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:
     (1) directly or indirectly a merger, sale, transfer or other conveyance of all or substantially all the assets of the Company, on a consolidated basis, to any “person” or “group” (as such terms are used for Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among the Company’s Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that any Person or group of Persons beneficially owns more than 50% of the total Voting Stock entitled to vote in the election of directors, managers, or trustees of the transferee entity immediately after such transaction;
     (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of the Company;
     (3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
     (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (5) any transaction constituting a “change of control” under the instruments governing any Subordinated Indebtedness or Preferred Stock of the Company, if such “change of control” would provide a holder of such Subordinated Indebtedness or Preferred Stock with a right to require the Company to repurchase or redeem such Subordinated Indebtedness or Preferred Stock in an aggregate principal amount (or liquidation value, in the case of Preferred Stock) in excess of $20.0 million and such right has not been waived pursuant to the terms thereof.
     “Change of Domicile” means a transaction or series of related transactions, including without limitation (1) a merger, amalgamation, combination, or consolidation of the Company with or into another Person, (2) the acquisition of all the Capital Stock of the Company, or (3) the sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis to another Person, the sole purpose of which is to reincorporate the Company under the laws of the United States, in another State of the United States, or in the District of Columbia.
     “Class M Preferred Stock” means the Class M Redeemable Voting Convertible Preferred Stock of the Company.
     “Clearstream” means Clearstream Banking, S.A.
     “Company” means Rural Cellular Corporation, and any and all successors thereto.
     “Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the total amount of Indebtedness of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP on a consolidated basis.

     “Consolidated Interest Expense” means, with respect to any Person for any period, the sum of without duplication
     (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of payments (if any) pursuant to Hedging Obligations); plus
     (2) the portion other than Attributable Debt of any rental obligations in respect of any Sale and Leaseback Transaction; plus
     (3) Preferred Stock dividends accrued or payable on Disqualified Stock of such Person.
in each case, on a consolidated basis and in accordance with GAAP.
     Notwithstanding the foregoing:
     (A) in the event that any of the Company’s Capital Stock (other than Disqualified Stock) is classified as indebtedness because of SFAS 150 or a change in GAAP occurring after the date of this Indenture, dividend payments on such Capital Stock will not be included in “Consolidated Interest Expense”; and
     (B) for purposes of Section 4.07 hereof, “Consolidated Interest Expense” shall exclude any non-cash charges resulting from the write-down of unamortized security issuance costs, to the extent included in “Consolidated Interest Expenses.”
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income of any Person that is not a Restricted Subsidiary, other than such Person, will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) for purposes Section 4.07 hereof, the Net Income, if positive, of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except to the extent such restrictions with respect to the payment of dividends or similar restrictions have been validly waived;
     (3) the cumulative effect of a change in accounting principles will be excluded; and
     (4) in the event that any of the Company’s Capital Stock is classified as Indebtedness because of SFAS 150 or a change in GAAP occurring after the date of this Indenture, dividend payments thereon, to the extent they are treated as interest expense under GAAP, will be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Cooperative Bank Equity” means non-voting Equity Interests in Cooperative Banks.
     “Cooperative Banks” means lenders under the Credit Agreement which are cooperative banks.
     “Credit Agreement” means the Credit Agreement, dated as of March 25, 2004 and amended as of October 18, 2005, among the Company, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, and Bank of America, N.A., as Documentation Agent, as such agreement may be amended, supplemented, restated, refunded, replaced, renewed, extended, refinanced, increased or otherwise modified, in whole or in part, from time to time (whether or not any of the foregoing (1) occurs simultaneously with or occurs at any time after, the termination or repayment of a prior Credit Agreement, (2) occurs pursuant to one or more separate instruments or agreements, which may include indentures and debt securities, (3) occurs on one or more separate occasions, (4) occurs with the same or different lenders or (5) results in an increase or decrease in the aggregate principal amount of loans made or to be made thereunder or any other change in terms thereunder).
     “Credit Facilities” means, one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors) or otherwise restructured in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.
     “Cumulative Interest Expense” means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on the first day of the first fiscal quarter commencing after the date of this Indenture, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment; provided, however, that Cumulative Interest Expense shall not include (1) any dividends paid or accrued on Junior Exchangeable Preferred Stock or (2) any dividends paid or accrued on Class M Preferred Stock.
     “Cumulative Operating Cash Flow” means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on the first day of the first fiscal quarter commencing after the date of this Indenture, through and including the end of the last completed fiscal quarter preceding the date of any proposed Restricted Payment.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Senior Debt” means the Indebtedness under the Credit Agreement, the Senior Secured Notes and the Senior Unsecured Notes.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except to the extent such Capital Stock is solely redeemable with any Capital Stock which is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the “change of control” or “asset sale” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.15 hereof, as applicable, and such Capital Stock specifically provides that such holders will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as required pursuant to Section 4.10 and 4.15 hereof, as applicable. In addition, Capital Stock that is issued in the ordinary course of business to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any public or private sale of Capital Stock, other than Disqualified Capital Stock, by the Company for the account of the Company.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Indentures” means the indentures under which the Senior Subordinated Exchange Debentures were issued, and under which the Additional Senior Subordinated Exchange Debentures may be issued.
     “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.
     “Existing Senior Subordinated Notes” means the 9 3/4% Senior Subordinated Notes due 2010 of the Company and the Senior Subordinated Floating Rate Notes due 2012 of the Company.
     “Fair Market Value” means, with respect to any assets or Person, the price which could be negotiated in an arm’s-length free market transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (1) if such Person or assets have a Fair Market Value of up to $10.0 million, by any executive officer of the Company and evidenced by an Officers’ Certificate, dated within 30 days of the relevant transaction, or (2) if such Person or assets have a Fair Market Value in excess of $10.0 million, by a majority of the Board of Directors of the Company and evidenced by a resolution, dated within 30 days of the relevant transaction.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, as such agreements or arrangements may be amended, restated, modified, renewed, refunded, replaced, refinanced or otherwise restructured in whole or in part from time to time.
     “Holder” means a Person in whose name a Note is registered.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments, including obligations incurred in connection with the acquisition of property, assets or business (or reimbursement agreements in respect thereof);
     (3) in respect of letters of credit, banker’s acceptances or similar facilities issued for the account of such Person;
     (4) representing Capital Lease Obligations in respect of sale and leaseback transactions;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), which purchase price is due more than six months after such property is acquired or such services are completed;

     (6) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;
     (7) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding, except for Preferred Stock held by such Person (or one of its wholly owned Restricted Subsidiaries);
     (8) representing any net Hedging Obligations (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); or
     (9) in respect of any Sale and Leaseback Transaction to which such Person is a party (the amount of such Indebtedness being equal to the Attributable Debt with respect to any such Sale and Leaseback Transaction), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person;
provided, that for all purposes of this Indenture,
     (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP,
     (B) Indebtedness shall not include any liability for federal, state, local or other taxes, and
     (C) in the event that any of the Company’s Capital Stock (other than Disqualified Capital Stock) is classified as indebtedness because of SFAS 150 or a change in GAAP occurring after the date of this Indenture, such Capital Stock shall not be included in “Indebtedness.”
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $425,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchaser” means Bear, Stearns & Co. Inc.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(b) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Junior Exchangeable Preferred Stock” means the 12 3/4 Junior Exchangeable Preferred Stock of the Company.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the City of Minneapolis, Minnesota or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “LIBOR” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 (or its successor) or Bloomberg Page BBAM 1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 (or its successor) or Bloomberg Page BBAM 1 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Company, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Company, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.
     “Moody’s” means Moody’s Investor Service, Inc.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:
     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with sales of assets other than sales of inventory in the ordinary course; and
     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
     “Non-U.S. Person” means a Person who is not a U.S. Person.

     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.
     “Operating Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus
     (4) depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; less
     (5) the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period (and only to the extent such amounts are included in determining such Consolidated Net Income).
in each case, on a consolidated basis and determined in accordance with GAAP.
     In the case of a Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company’s Operating Cash Flow shall be made on a pro forma basis on the assumption that the percentage of the Company’s common Equity Interest in such Restricted Subsidiary throughout the applicable four-quarter reference period was equivalent to its common Equity Interest on the date of the determination.

     “Operating Cash Flow Ratio” means, with respect to any specified Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date (asfter giving pro forma effect to the incurrence of Indebtedness and the application of the proceeds thereof on such date of determination) to (b) the Operating Cash Flow of such Person for the last four most recent full fiscal quarters ended prior to such date of determination for which internal financial statements are available, determined on a pro forma basis in good faith on a reasonable basis by a responsible financial or accounting officer of the specified Person.
     In addition, for purposes of calculating the Operating Cash Flow Ratio and Consolidated Indebtedness:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through the acquisition of assets, stock purchases, mergers, consolidations or the like, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Operating Cash Flow Ratio (the “Calculation Date”) will be given pro forma effect as if they as if such acquisitions and dispositions (and related financing transactions) had occurred at the beginning of such four-quarter period;
     (2) the Operating Cash Flow attributable to operations or businesses (and ownership interests therein) disposed of during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be excluded;
     (3) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (4) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;
     (5) the Indebtedness of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person’s common Equity Interest in such Restricted Subsidiary on the date of determination of the Operating Cash Flow (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common Equity Interest, 51% of such Subsidiary’s Indebtedness would be included in the calculation of such Person’s aggregate Indebtedness); and
     (6) the Junior Exchangeable Preferred Stock and the Class M Preferred Stock outstanding on the date of this Indenture shall be excluded from Consolidated Indebtedness. For the avoidance of doubt, any accrued but unpaid dividends on such Preferred Stock shall be similarly excluded.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     “Permitted Business” means the lines of business conducted by the Company and its Subsidiaries on the date of this Indenture and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (A) such Person becomes a Restricted Subsidiary of the Company; or
     (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) Investments in accounts and notes receivable acquired in the ordinary course of business;
     (5) advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Company or a Restricted Subsidiary;
     (6) the purchase of Cooperative Bank Equity in Cooperative Banks to the extent required by the charter documents of such Cooperative Banks in connection with the incurrence of any Indebtedness that is provided by such Cooperative Banks under the Credit Agreement, provided that such incurrence is permitted under the terms of this Indenture;
     (7) Investments in Wireless Alliance not exceeding $10.0 million in the aggregate made after January 16, 2002;
     (8) receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
     (9) Investments that are deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person (only to the extent that the making of such Investment through the acquisition of such Person was already deemed to be a Restricted Payment made pursuant to Section 4.07 hereof as of the date of such acquisition);
     (10) Investments in prepaid expenses and lease, utility, and workers’ compensation performance and other similar deposits.
     (11) any Investments in securities received in connection with an Asset Sale and any Investments with the Net Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Permitted Business, that complies with Section 4.10 hereof;

     (12) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (13) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (14) Investments represented by Hedging Obligations;
     (15) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;
     (16) repurchases of the Notes; and
     (17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed $25.0 million.
     “Permitted Junior Securities” means:
     (1) Equity Interests in the Company; or
     (2) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.
     “Permitted Liens” means:
     (1) Liens on assets of the Company or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of this Indenture to be incurred;
     (2) Liens in favor of the Company or any of its wholly owned Restricted Subsidiaries;
     (3) Liens on assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Company or the Subsidiary;
     (4) Liens on assets (including Capital Stock) existing at the time of acquisition of the assets by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;
     (7) Liens existing on the date of this Indenture;
     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and inchoate statutory landlord’s liens for amounts which are not yet due arising in the ordinary course of business;
     (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (11) Liens created for the benefit of (or to secure) the Notes;
     (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:
     (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancings, replacement, defeasance or discharge.
     (13) Liens on any Permitted Investment in Cooperative Bank Equity in favor of any Cooperative Banks;
     (14) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or goods;
     (15) Liens securing Indebtedness or other obligations of a Restricted Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (16) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

     (17) any interest or title of a lessor or sublessor under any operating lease or capital lease;
     (18) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;
     (19) Liens incurred or deposits made in connection with account netting and other similar treasury functions;
     (20) Liens to support trade letters of credit issued in the ordinary course of business;
     (21) Liens securing reimbursement obligations with respect to commercial letters of credit, which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (22) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company, including rights of offset and set-off;
     (23) Liens from judgments, decrees, or attachments in circumstances not constituting an Event of Default;
     (24) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;
     (25) Deposits made in the ordinary course of business to secure liability to insurance carriers;
     (26) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or its Restricted Subsidiaries;
     (27) Liens arising from Uniform Commercial Code financing statements regarding leases;
     (28) Any extensions, substitutions, replacements or renewals of the forgoing; and
     (29) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, extend, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) the Junior Exchangeable Preferred Stock and the Class M Preferred Stock (and any Preferred Stock that is Disqualified Stock issued to exchange, renew, replace, extend, refinance or refund any of the foregoing) (collectively, the “Refinanced Preferred Stock”) may be exchanged, renewed, replaced, extended, refinanced or refunded pursuant to this clause (4) only by the incurrence of Capital Stock (other than Disqualified Stock) that ranks equally with or junior to the Refinanced Preferred Stock.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Preferred Stock” means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 30, 2007, between the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.
     “S&P” means Standard & Poor’s Ratings Group.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on:
     (1) all Indebtedness of the Company outstanding under Credit Facilities and all other obligations thereunder or under the Notes, security documents, pledge agreements, Hedging Obligations or other agreements or instruments with respect thereto;
     (2) the Senior Secured Notes and the Senior Unsecured Notes;
     (3) Indebtedness of the Company created pursuant to any vendor financing incurred for the acquisition, construction or improvement by the Company or any Restricted Subsidiary of assets in the Permitted Business;
     (4) all other Indebtedness of the Company for borrowed money referred to in the definition of Indebtedness (other than clauses (5), (6) and (7)), whether incurred on or prior to the date of this Indenture, other than the Notes;

     (5) any other Indebtedness of the Company permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes;
     (6) amendments, renewals, extensions, modifications, refinancings and refundings of any such Indebtedness; and
     (7) all Obligations with respect to the items listed in the preceding clauses (1) and (6).
     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
     (1) any liability for federal, state, local or other taxes owed or owing by the Company;
     (2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;
     (3) any trade payables;
     (4) the portion of any Indebtedness that is incurred in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (4) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate this Indenture; provided that the holder(s) of such Indebtedness or their representative shall not have received prior to the incurrence of such Indebtedness a written notice from the Trustee advising them that such incurrence violates the terms of this Indenture); or
     (5) Indebtedness which is classified as non-recourse in accordance with GAAP.
     “Senior Secured Notes” means the Senior Secured Floating Rate Notes due 2010 and the 8 1/4% Senior Secured Notes due 2012 of the Company.
     “Senior Subordinated Exchange Debentures” means the 11 3/8% Senior Subordinated Debentures due 2010 of the Company.
     “Senior Unsecured Notes” means the 9 7/8% Senior Notes due 2010 of the Company.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the notes.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company.
     “Trustee” means Well Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     Wireless Alliance shall be deemed an Unrestricted Subsidiary as of the date of this Indenture and shall thereafter remain an Unrestricted Subsidiary unless and until designated by the Board of Directors as a Restricted Subsidiary in accordance with the terms of this Indenture.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wireless Alliance” means Wireless Alliance, LLC, a Minnesota limited liability company.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09

Defined in
Term	Section
“Payment Blockage Notice”	10.03
“Payment Default”	6.01
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Restricted Payments”	4.07
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Company and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples thereof of $1,000.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
Section 2.02 Execution and Authentication.
     At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.
     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and such exchange is requested by the Holders.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, represents that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, represents that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, represents that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:

     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, represents that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF RURAL CELLULAR CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL

“ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO RURAL CELLULAR CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF RURAL CELLULAR CORPORATION SO REQUESTS), (2) TO THE RURAL CELLULAR CORPORATION OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed; and

     (4) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis or by lot or such other method that the Trustee deems fair and appropriate unless otherwise required by law or applicable stock exchange requirements.
     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 for amounts greater than $2,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such lesser period of time prior to the redemption date that the Company and Trustee mutually agree to), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05 Deposit of Redemption or Purchase Price.
     One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07 Optional Redemption.
     (a) At any time prior to June 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional Notes) from the net cash proceeds of one or more Equity Offerings at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus a premium equal to the interest on such Notes for one year (based on the interest rate in effect at the time the Company delivers a notice of redemption), together with accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to but excluding the date fixed for redemption; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company, but including the principal amount of any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (b) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option prior to June 1, 2008 and the final paragraph of this Section 3.07.
     (c) On or after June 1, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
     At any time prior to June 1, 2008, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum denomination of $2,000 and integral multiples of $1,000 only;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
     The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency if such office or agency is not the Corporate Trust Office of the Trustee. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency if such office or agency is not the Corporate Trust Office of the Trustee.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reports.
     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods. The Company will at all times comply with TIA § 314(a).
     If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
     (b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     (c) For so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Section 4.04 Compliance Certificate.
     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09 and 4.10 or Article 5 hereof insofar as they relate to financial and accounting matters, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
     (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.05 Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests (including the Junior Exchangeable Preferred Stock and the Class M Preferred Stock) of the Company or any direct or indirect parent of the Company held by persons other than the Company or any of its Restricted Subsidiaries;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) prior to any scheduled maturity, repayment or sinking fund payment, except a payment of interest or principal at the Stated Maturity thereof; or
     (4) make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Operating Cash Flow Ratio test set forth in Section 4.09(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the beginning of the first fiscal quarter commencing after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (11) and (13) of paragraph (b) of this Section 4.07), does not exceed the sum, without duplication, of
     (A) Cumulative Operating Cash Flow less 1.40 times Cumulative Interest Expense, plus

     (B) 100% of the aggregate net cash proceeds, and the Fair Market Value of any asset or property, received by the Company since the beginning of the first fiscal quarter commencing after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus
     (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus
     (D) to the extent that any Unrestricted Subsidiary of the Company designated as such on or after the date of this Indenture is redesignated as a Restricted Subsidiary on or after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus
     (E) 100% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period.
     (b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 4.07(b) hereof;
     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or any refinancing of any Indebtedness otherwise permitted under clause (1) of Section 4.09(b) hereof;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee benefit plans of any of the Company or any of its Restricted Subsidiaries, any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries or pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period;
     (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other rights to acquire Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other rights;
     (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Operating Cash Flow Ratio test described in Section 4.09 hereof;
     (8) the issuance of Additional Senior Subordinated Exchange Debentures in exchange for the Junior Exchangeable Preferred Stock in accordance with the terms of the Junior Exchangeable Preferred Stock in effect on the date of this Indenture, provided that after giving effect thereto, the Company’s Operating Cash Flow Ratio would have been no greater than 6.5 to 1.0;
     (9) the payment of dividends on the Junior Exchangeable Preferred Stock, which dividends do not exceed $30.0 million in the aggregate since the date of this Indenture; provided that in no event may any such payment be made unless the Operating Cash Flow Ratio of the Company, calculated on the basis that the Junior Exchangeable Preferred Stock on which such dividends are proposed to be paid constitutes Indebtedness, is less than 7.0 to 1.0;
     (10) the repurchase, redemption, acquisition or other retirement for value of the Junior Exchangeable Preferred Stock, provided that, in no event shall any such repurchase, redemption, acquisition, or other retirement for value be made unless the Operating Cash Flow Ratio of the Company is no greater than 6.0 to 1.0;
     (11) the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary;
     (12) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of Sections 4.10 and 4.15 hereof;
     (13) the purchase, redemption or other acquisition or retirement for value of Equity Interests of any Restricted Subsidiary held by persons other than the Company or any of its Restricted Subsidiaries; and
     (14) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of this Indenture.
provided that with respect to clauses (5) through (14) of this Section 4.07(b), no Default shall have occurred and be continuing or would be caused thereby.

     In determining whether any Restricted Payment is permitted by this Section 4.07(b), the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (14) of this Section 4.07(b) or among such categories and the types of Restricted Payments described in the second paragraph of Section 4.07(a); provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.07.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Existing Indebtedness, Credit Facilities and any other agreements as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
     (2) this Indenture and the Notes;
     (3) applicable law, rule, regulation or order;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

     (5) customary non-assignment provisions in contracts, licenses, leases or real property mortgages or related documents entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business, Capital Lease Obligations or mortgage financings that impose restrictions on the property purchased of the nature described in clause (3) of Section 4.08(a) hereof;
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and
     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.
Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Operating Cash Flow Ratio would have been no greater than 7.5 to 1.
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $600.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof;
     (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (3) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.09(b)(4), not to exceed the greater of 2.0% of Total Assets or $12.0 million at any time outstanding;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (13), (14) or (15) of this Section 4.09(b);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company is the obligor on such Indebtedness and the payee is not the Company, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company;
will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6) of Section 4.09(b);
     (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:
     (A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
     (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;
will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7) of Section 4.09(b);
     (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

     (9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu to the same extent as the Indebtedness guaranteed;
     (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation, health, disability or other employee benefits or self-insurance obligations, property, casualty or liability insurance, bankers’ acceptances, performance and surety bonds in the ordinary course of business;
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
     (12) Acquired Debt of the Company; provided that, on a pro forma basis after giving effect to the incurrence of such Acquired Debt, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the provisions described under Section 4.09(a) hereof;
     (13) Indebtedness of the Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than guarantees of, or similar obligations under, Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;
     (14) Indebtedness of any Restricted Subsidiary of the Company which does not exceed $50.0 million in the aggregate for all such Restricted Subsidiaries at any time outstanding under this clause (14) of Section 4.09(b) (excluding intercompany Indebtedness or Acquired Debt that is otherwise permitted to be incurred under this Indenture); provided that a Restricted Subsidiary may not incur any Indebtedness under this clause (14) of Section 4.09(b) unless the Company’s Operating Cash Flow Ratio is less than 7.5 to 1.0 and the Adjusted Operating Cash Flow Ratio of such Restricted Subsidiary is less than 6.0 to 1.0; and
     (15) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15) of Section 4.09(b), not to exceed $50.0 million.
     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of this Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (A) the Fair Market Value of such asset at the date of determination, and
     (B) the amount of the Indebtedness of the other Person.
Section 4.10 Asset Sales.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash or Cash Equivalents:
     (A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and
     (C) any stock or assets of the kind referred to in clauses (3) or (4) of the next paragraph of this Section 4.10.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
     (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
     (2) to the repurchase of the Notes and other Indebtedness of the Company ranking equal in right of payment to the Notes or Indebtedness of any Restricted Subsidiary containing similar provisions with respect to the repurchase of such Indebtedness with the net proceeds of asset sales, pursuant to an Asset Sale Offer;
     (3) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, if after giving effect to any such acquisition of Voting Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
     (4) to make a capital expenditure;
     (5) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
     (6) any combination of the foregoing clauses (1) through (5) of this paragraph.
Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five Business Days days thereof the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) However, Section 4.11 will not limit, or be applicable to any agreement in effect on the date of this Indenture and any amendments, extensions or renewals of any such agreement, so long as any such amendment, extension or renewal is not materially more disadvantageous, taken as a whole, to the Company or to any Restricted Subsidiary as the original agreement in effect on the date of this Indenture. Additionally, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) transactions between or among the Company and/or its Restricted Subsidiaries;
     (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;
     (5) reasonable and customary indemnity provided on behalf of officers, directors and employees of the Company or any Restricted Subsidiary of the Company;

     (6) loan or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;
     (7) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates or employees of the Company and its Subsidiaries; and
     (8) Restricted Payments that do not violate the provisions of Section 4.07 hereof.
Section 4.12 Liens.
     The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or trade payables upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.
Section 4.13 Business Activities.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14 Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15 Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum of $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The Paying Agent will promptly furnish each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (d) Any Change of Domicile transaction will not be deemed a Change of Control under this Indenture. In addition, the creation of, or the merger, amalgamation, combination, or consolidation of the Company with or into a wholly owned Restricted Subsidiary for the purpose of forming a holding company whose only substantial asset is the Capital Stock of the Company will not be deemed a Change of Control under this Indenture, and any such holding company structure will be disregarded.
Section 4.16 No Layering of Debt.
     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.
Section 4.17 Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the

Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments or under one or more clauses of the definition of Permitted Investments, as determined by the Company. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary of the Company for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Section 4.19 Changes in Covenants when Notes Rated Investment Grade.
     If on any date following the date of this Indenture:
     (1) the Notes are rated Baa3 or better by Moody’s (or any successor company acquiring all or substantially all of its assets) and BBB- or better by S&P (or any successor company acquiring all or substantially all of its assets) (or, if either such entity ceases to exist or ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and
     (2) no Default or Event of Default shall have occurred and be continuing (other than with respect to the covenants specifically listed under the following captions), then, beginning on that day and subject to the provisions of the following paragraph, the covenants set forth in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15 and clauses (3) (to the extent that a Default or Event of Default exists under one or more of Sections specifically listed in this sentence) and (4) of Section 5.01 will be suspended.
     Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline and any actions taken, or omitted to be taken, before such rating decline that would have been prohibited had the foregoing covenants been in effect shall not form the basis for a Default or an Event of Default. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of this Indenture except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. All Indebtedness incurred by the Company and its Restricted Subsidiaries while the covenant in Section 4.09 was suspended that would not have been permitted to be incurred under the covenant had such covenant been applicable shall be deemed “Existing Indebtedness.” All Liens incurred by the Company and its Restricted Subsidiaries while the covenant in Section 4.12 was suspended that would not have been permitted to be incurred under the covenant had such covenant been applicable shall be deemed “Permitted Liens.”

ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
     (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:
     (A) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Operating Cash Flow Ratio test set forth in Section 4.09(a) hereof, or
     (B) the Operating Cash Flow Ratio for the Company, or its permitted successor or transferee, will, on the date of such transaction after giving pro forma effect thereto and for any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, not be greater than the Operating Cash Flow Ratio for the Company immediately prior to such transaction.
     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     This Section 4.09 will not apply to:
     (1) a Change of Domicile transaction; or
     (2) any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of this Indenture;
     (3) failure by the Company or any of its Restricted Subsidiaries to comply for more than thirty days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class with Section 4.10 and 4.15 hereof (other than the failure to purchase Notes);
     (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:
     (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

     (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;
     (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;
     (7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (D) makes a general assignment for the benefit of its creditors, or
     (E) generally is not paying its debts as they become due;
     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
     (B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
     (C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.
     In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.
     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) such Holder has previously given to the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holder or Holders have offered the Trustee satisfactory security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and
     Third: to the Company or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the form required of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee satisfactory indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (h) The Trustee shall not be charged with knowledge of an Default or Event of Default except (i) any Default or Event of Default of which the Trustee shall have received written notification from the Company or the Holders or (ii) any Default or Event of Default of which the Trustee has obtained actual knowledge.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee including without limitation, its rights to be indemnified are extended to and shall be enforced by the Trustee in its capacities hereunder and each agent, custodian and other person employed to act hereunder.
     (j) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer or committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company shall not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

     (d) To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

     (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:
     (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in, in the case of the Officers’ Certificates, clauses (1) through (6) of this Section 8.04 and, in the case of Opinions of Counsel clauses (2) and/or (3) and (5) of this Section 8.04, have been complied with..
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as

Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
     Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of Note:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;
     (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum dated May 24, 2008, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the Notes” was intended (such intent to be set forth in an officer’s certificate to the Trustee at the time of such amendment or supplement) to be a verbatim recitation of a provision of this Indenture or the Notes; or
     (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, and subject to Section 10.13, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof); or

     (8) make any change in the preceding amendment and waiver provisions.
     In addition, any amendment to, or waiver of, the provisions of Section 10 of this Indenture that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
SUBORDINATION
Section 10.01 Agreement to Subordinate.
     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.
Section 10.02 Liquidation; Dissolution; Bankruptcy.
     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
     (1) holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof); and
     (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.
Section 10.03 Default on Designated Senior Debt.
     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:
     (1) payment default on Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or
     (2) any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company of the holders of any Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 10.03 unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.
     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been cured or waived for a period of not less than 90 consecutive days.
     (b) The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:
     (1) in the case of a payment default, upon the date upon which such default is cured or waived, or

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.
Section 10.04 Acceleration of Notes.
     If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.
Section 10.05 When Distribution Must Be Paid Over.
     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.01 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
Section 10.06 Notice by Company.
     The Company will promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.
Section 10.07 Subrogation.
     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.08 Relative Rights.
     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture will:
     (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Liquidated Damages, if any, on, the Notes in accordance with their terms;
     (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or
     (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.
     If the Company fails because of this Article 10 to pay principal of, premium or interest or Liquidated Damages, if any, on, a Note on the due date, the failure is still a Default or Event of Default.
Section 10.09 Subordination May Not Be Impaired by Company.
     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.
Section 10.10 Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.
     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.
Section 10.11 Rights of Trustee and Paying Agent.
     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 will impair the liens or claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.12 Authorization to Effect Subordination.
     Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.
Section 10.13 Amendments.
     The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt. In addition, any amendment to, or waiver of, the provisions of this Article 10 that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
     (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, provided that any such counsel may rely on any Officers’ Certificates as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3) of this Section 11.01).
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
Section 12.02 Notices.
     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:
Rural Cellular Corporation
3905 Dakota Street, S.W.
Alexandria, MN 56308
Facsimile No.: (320) 808-2108
Attention: Suzanne S. Allen
With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive, Suite 2100
Chicago, IL 60606
Facsimile No.: (312) 407-8504
Attention: Gary Cullen, Esq.
If to the Trustee:
Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth & Marquette; N9303-120
Minneapolis, MN 55479
Facsimile No.: (612) 667-9825
Attention: Rural Cellular Corporation Administrator
     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08 Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10 Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of May 30, 2007

RURAL CELLULAR CORPORATION
By:	/s/ Wesley E. Schultz
	Name:	Wesley E. Schultz
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, National Association, as Trustee
By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President

EXHIBIT A
[Face of Note]

CUSIP/CINS
Floating Rate Senior Subordinated Notes due 2013

No. ___	$
RURAL CELLULAR CORPORATION
promises to pay to [                    ] or registered assigns,
the principal sum of                                                              DOLLARS on ___, 20___.
Interest Payment Dates: March 1, June 1, September 1 and December 1
Record Dates: February 15, May 15, August 15 and November 15
Dated:                     , 20__

RURAL CELLULAR CORPORATION
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
WELLS FARGO BANK, N.A.,
      as Trustee

By:

Authorized Signatory

[Back of Note]
Floating Rate Senior Subordinated Notes due 2013
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Rural Cellular Corporation, a Minnesota corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum, reset quarterly, equal to LIBOR plus 3.00% from May 30, 2007 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 1, 2007. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the February 15, May 15, August 15 or November 15 preceding the next Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City Minneapolis, Minnesota, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     (4) Indenture. The Company issued the Notes under an Indenture dated as of May 30, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to June 1, 2008. On or after June 1, 2008, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	102.000%
2009	101.000%
2010 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to June 1, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of an Equity Offering at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any to the redemption date; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries, but including the principal amount of any Additional Notes) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of closing of such Equity Offering.
     (b) At any time prior to June 1, 2008, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (6) Mandatory Redemption.
     The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.

          (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000 thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum dated May 24, 2008, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes; or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.
     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, whether or not prohibited by the subordination provisions of this Indenture, (iii) failure by the Company or any of its Restricted Subsidiaries to comply for more than thirty days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class with Section 4.10 and 4.15 of the Indenture (other than the failure to purchase Notes); (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each of case (A) and (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (13) Subordination. Payment of principal, interest and premium and Liquidated Damages, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt of the Company, including amounts outstanding under the Credit Agreement, the Senior Notes, the Senior Unsecured Notes and Senior Debt incurred after the date of the Indenture, on the terms provided in the Indenture.
     (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (15) No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (18) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 30, 2007, between the Company and the Initial Purchaser or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, Minnesota 56308
Attention: Suzanne S. Allen

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, Minnesota 56308
Wells Fargo Bank, National Association
Corporate Trust Services
Sixth and Marquette, N9303-120
Minneapolis, MN 55479
Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

Ň Section 4.10	Ň Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease in	Amount of increase in	[at maturity] of this
	Principal Amount	Principal Amount	Global Note following	Signature of authorized
	[at maturity] of	[at maturity] of	such decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, Minnesota 56308
Wells Fargo Bank, National Association
Corporate Trust Services
Sixth and Marquette, N9303-120
Minneapolis, MN 55479
     Re: Floating Rate Senor Subordinated Notes due 2013
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of May 30, 2007 (the “Indenture”), between Rural Cellular Corporation as issuer (the “Company”), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:
     Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
          (a) ☐ a beneficial interest in the:
     (i) ☐ 144A Global Note (CUSIP                     ), or
     (ii) ☐ Regulation S Global Note (CUSIP                     ), or
     (iii) ☐ IAI Global Note (CUSIP                     ); or
          (b) ☐ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
          (a) ☐ a beneficial interest in the:
     (i) ☐ 144A Global Note (CUSIP                     ), or
     (ii) ☐ Regulation S Global Note (CUSIP                     ), or
     (iii) ☐ IAI Global Note (CUSIP                     ); or
     (iv) ☐ Unrestricted Global Note (CUSIP                     ); or
          (b) ☐ a Restricted Definitive Note; or
          (c) ☐ an Unrestricted Definitive Note,
          in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, Minnesota 56308
Wells Fargo Bank, National Association
Corporate Trust Services
Sixth and Marquette, N9303-120
Minneapolis, MN 55479
     Re: Floating Rate Senor Subordinated Notes due 2013
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of May 30, 2007 (the “Indenture”), between Rural Cellular Corporation as issuer (the “Company”), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in

C-1

compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Trustee]

By:

Name:
Title:
Dated:

C-2

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Rural Cellular Corporation
3905 Dakota Street, SW
Alexandria, Minnesota 56308
Wells Fargo Bank, National Association
Corporate Trust Services
Sixth and Marquette, N9303-120
Minneapolis, MN 55479
     Re: Floating Rate Senor Subordinated Notes due 2013
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of May 30, 2007 (the “Indenture”), between Rural Cellular Corporation as issuer (the “Company”), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $                     aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other

D-1

information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:

Name:
Title:
Dated:

D-2